UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
______________________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2020
Commission File Number: 001-38465
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DOCUSIGN, INC.
(Exact name of registrant as specified in its charter)
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Delaware			91-2183967
(State or Other Jurisdiction of Incorporation)			(I.R.S. Employer Identification Number)

221 Main St.	Suite 1550	San Francisco	California	94105
(Address of Principal Executive Offices)				(Zip Code)
(415) 489-4940
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DOCU	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
On February 26, 2020, DocuSign, Inc. (“DocuSign”) entered into a Share Purchase Agreement (the “Purchase Agreement”) by and among DocuSign, DocuSign International, Inc., a Delaware corporation and wholly owned subsidiary of DocuSign (“Purchaser”), Seal Software Group Limited, a company registered in England and Wales (“Seal”), and Fortis Advisors LLC, as the Shareholders’ Representative.
Under the Purchase Agreement, Purchaser will acquire all of Seal’s outstanding equity securities not already owned by DocuSign in exchange for aggregate consideration of approximately $188 million in cash (excluding the value of shares currently owned by DocuSign), subject to customary purchase price adjustments as set forth in the Purchase Agreement. Following the closing of the Purchase Agreement (the “Closing”), Seal will become a wholly owned subsidiary of Purchaser (the “Acquisition”). In addition, following the Closing, certain continuing Seal employees will receive DocuSign equity in the form of performance-based restricted stock units, time-based restricted stock units and other retention incentives.
The Acquisition has been approved by the board of directors of each of DocuSign and Seal, and has been approved by the stockholders of Seal.
The Purchase Agreement contains representations, warranties and covenants of Seal and Purchaser that are customary for a transaction of this nature, including among others, covenants by Seal regarding the conduct of its business during the pendency of the transactions contemplated by the Purchase Agreement, public disclosures and other matters.
The Purchase Agreement also contains customary indemnification provisions whereby Seal’s securityholders will indemnify Purchaser for certain losses arising out of inaccuracies in, or breaches of, Seal’s representations, warranties, covenants, pre-closing taxes and certain other matters, subject to certain caps and thresholds. These indemnification obligations will be partially secured by a $10,000,000 indemnity escrow (the “Indemnity Escrow”) and by a buy-side representations and warranties insurance policy to be obtained by Purchaser prior to the Closing, under which Purchaser may seek coverage for breaches of representations and warranties (subject to certain customary exclusions and deductibles). If Purchaser is unable to obtain buy-side representations and warranties insurance coverage prior to the Closing, then the Indemnity Escrow will increase to an amount equal to 12.5% of the net proceeds payable to Seal’s securityholders.
DocuSign and Seal have agreed to use their respective reasonable best efforts, subject to certain exceptions, to consummate the transactions contemplated in the Purchaser Agreement as promptly as reasonably practicable and obtain any required regulatory approvals. Prior to the completion of the Acquisition, DocuSign and Seal will continue to operate as separate companies.
The Acquisition is expected to close in the first half of DocuSign’s fiscal year. Consummation of the Acquisition is subject to various conditions, including the expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The obligation of each party to consummate the Acquisition is also conditioned on the other party’s representations and warranties being true and correct (subject to certain materiality exceptions) and the other party having performed in all material respects its obligations under the Purchase Agreement.
The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by the full text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated by reference herein. The Purchase Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about DocuSign, Purchaser or Seal. In particular, the assertions embodied in the representations and warranties contained in the Purchase Agreement are qualified by information in a confidential disclosure letter provided by Seal to DocuSign in connection with the signing of the Purchase Agreement. This confidential disclosure letter contains information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Purchase Agreement. Moreover, certain representations and warranties in the Purchase Agreement were used for the purposes of allocating risk between DocuSign and Seal rather than establishing matters of fact. Accordingly, the representations and warranties in the Purchase Agreement should not be relied on as characterization of the actual state of facts about DocuSign, Purchaser or Seal.

Item 7.01    Regulation FD Disclosure.
On February 27, 2020, DocuSign and Seal issued a joint press release relating to the transaction. A copy of the press release is furnished hereto as Exhibit 99.1.

Forward Looking Statements
This report contains forward-looking information related to DocuSign, Purchaser and Seal and the Acquisition that involves substantial risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed or implied by such statements. Forward-looking statements in this communication include, among other things, statements about the parties’ ability to satisfy the conditions to closing, Purchaser’s ability to obtain a representations and warranties insurance policy and final amount of the Indemnity Escrow, the issuance of equity to certain continuing Seal employees, and the timing for the expected closing of the Acquisition. Risks and uncertainties include, among other things, risks related to our ability to consummate the proposed transaction on a timely basis or at all, including due to the satisfaction of the conditions precedent to consummation of the proposed transaction; our ability to secure regulatory approvals on the terms expected, in a timely manner or at all; disruption from the transaction making it more difficult to maintain business and operational relationships; the outcome of any legal proceedings related to the transaction or otherwise; the negative effects of the announcement or the consummation of the proposed transaction on the market price of our common stock or on our operating results; significant transaction costs; and unknown liabilities.
Additional risks and uncertainties that could affect our financial results are included in the section titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our quarterly report on Form 10-Q for the quarterly period ended October 31, 2019 filed on December 6, 2019 with the Securities and Exchange Commission (the “SEC”) and other filings that we make from time to time with the Securities and Exchange Commission which are available on the SEC’s website at www.sec.gov. In addition, any forward-looking statements contained in this communication are based on assumptions that we believe to be reasonable as of this date. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Item 9.01     Exhibits.

(d) Exhibits:

Exhibit No.	Description
2.1†
Share Purchase Agreement dated as of February 26, 2020 by and among DocuSign, Inc., DocuSign International, Inc., Seal Software Group Limited and Fortis Advisors LLC as the Shareholders’ Representative

99.1	Press Release dated February 27, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†We have omitted the schedules to this Exhibit in accordance with Regulation S-K Item 601(b)(2). A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 28, 2020

DOCUSIGN, INC.

By:	/s/ Michael J. Sheridan
Michael J. Sheridan
Chief Financial Officer
(Principal Accounting and Financial Officer)